Exhibit 99.1

INVESTOR NEWS

For Immediate Release

CPG Posts Record Results

Monday November 12, 2007

CPG International Inc. (CPG) a leading manufacturer of premium, branded, low maintenance building products for both residential and commercial markets today announced third quarter 2007 financial results. CPG’s products include AZEK Trim, AZEK Deck and AZEK Mouldings, for residential markets and bathroom and locker systems sold under the brand names Comtec Industries, Hiny Hider and TuffTec, used in commercial building markets.

“Although the residential housing market further weakened in the 3rd quarter, CPG continued to execute on its business plan achieving impressive growth for the quarter,” said Glenn Fischer, CPG’s Interim Chief Executive Officer. “We continued building out the AZEK Building Products distribution and sales footprint for both AZEK Trim and AZEK Deck products, expanded decking capacity to meet increasing demand, and saw growth from recent product introductions including our AZEK Mouldings line.”

In the third quarter, AZEK entered the second phase of its capacity build-out in Foley, Alabama and Scranton, Pennsylvania to support the rapid growth of its cellular PVC decking product AZEK Deck. In addition, AZEK continued the build-out of its multi-product distribution network and began shipping AZEK Trim to Home Depot in support of a 98 store test program. “We are committed to building AZEK into the leading brand of premium, low maintenance building products. The expansion of our production capabilities and distribution partners will greatly support us in this initiative,” said Ralph Bruno, President AZEK Building Products.

Third Quarter Highlights

(See the accompanying financial schedules for full financial details and a reconciliation of non-GAAP financial measures to their GAAP equivalents)

o

Third quarter sales improved to $82.6 million, up 25.5% from the third quarter 2006. Volume growth was primarily attributable to the acquisition of Procell Decking Systems as well as growth in our AZEK Trim and Mouldings business.

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o	Gross margin improved 250 basis points in 2007 versus the comparable period in 2006 driven by lower material costs, increased volumes, and improved operating productivity.

o	Net income rose to $0.3 million in the third quarter from a loss of $0.8 million in 2006 reflecting strong sales growth and margin improvements.

o	EBITDA performance in third quarter of 2007 grew to $15.2 million from $9.8 million last year. Adjusted EBITDA was $16.5 million in the quarter, up 56.1% from $10.6 million in 2006.

Year-to Date Highlights

o

Sales for the first nine months of 2007 were $254.1 million, up 20.7% over the first nine months of 2006. The successful acquisitions of Procell and Santana and strong growth in our locker systems sales more than offset the effects of a declining housing market.

o	Gross margin improved 270 basis points for the first nine months of 2007 driven by lower material costs, increased volumes, and improved operating productivity.

o	Net income was $6.6 million for the first nine months of 2007, an improvement of 153.1% from $2.6 million in 2006.

o

Sales growth and improved margins helped drive all-time record EBITDA performance in the first nine months of 2007 as EBITDA was up 45.0% to $50.3 million. Adjusted EBITDA was $52.6 million in the first nine months of 2007, up 45.9% from $36.1 million in the first nine months of 2006.

o	At September 30, 2007, CPG had cash of $17.4 million and had no amounts outstanding on its $40.0 million revolving credit facility.

EBITDA Guidance

(See the accompanying financial schedules for full financial details and a reconciliation of non-GAAP financial measures to their GAAP equivalents)

CPG’s Adjusted EBITDA guidance is $65 million to $70 million for the full year of 2007. “We expect to have a very solid year of growth despite the difficult residential building market,” said Scott Harrison, Executive Vice President and Chief Financial Officer. “However, with resin costs increasing and the continued slow pace in the housing market, we are narrowing our guidance today to $65 million to $70 million, the lower end of our previously issued range.”

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Investor Call

CPG will hold an investor conference call to discuss third quarter 2007 financial results at 9 AM Eastern time, on Tuesday, November 13, 2007. Glenn M. Fischer, Interim Chief Executive Officer, Ralph Bruno, President AZEK Building Products and Scott Harrison, Executive Vice President and Chief Financial Officer, will host the call.

To access the conference call, dial (866) 315-3365 and enter Conference ID, 20151742. A replay of the call will be available for one week after the event by dialing (800) 642-1687 or (706) 645-9291 and entering Conference ID, 20151742.

Forward-looking Statements

Statements in this investor release and the schedules hereto which are not purely historical facts or which necessarily depend upon future events, including statements about forecasted financial performance or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to CPG on the date this release was submitted. CPG undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the CPG’s revenues and operating results being highly dependent on, among other things, the homebuilding industry, the commercial building industry, raw material prices, competition and the economy. CPG may not succeed in addressing these and other risks. Further information regarding factors that could affect our financial and other results can be found in the risk factors section of CPG most recent annual report on Form 10-K filed with the Securities and Exchange Commission. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein.

About CPG International

Headquartered in Scranton, Pennsylvania, CPG International is a manufacturer of market-leading brands of highly engineered, premium, low-maintenance, building products for residential and commercial markets designed to replace wood, metal and other traditional materials in a variety of construction applications. The Company’s products are marketed under several brands including AZEK® Trim and Mouldings, AZEK® Deck, Santana Products, Comtec Industries, Capitol, EverTuff™, TuffTec™, Hiny Hider® and Celtec®, as well as many other brands. For additional information on CPG please visit our web site at WWW.CPGINT.COM.

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Financial Schedules

CPG International Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

September 30, 2007 and December 31, 2006

(unaudited)

(dollars in thousands)

	September 30,	December 31,
	2007	2006
ASSETS:
Current assets:
Cash	$17,428	$2,173
Receivables:
Trade, less allowance for doubtful accounts of $1,125 and $997 in 2007 and 2006, respectively	32,612	29,325
Inventories	35,756	45,493
Deferred income taxes—current	8,236	9,192
Prepaid expenses and other	5,299	6,404
Total current assets	99,331	92,587
Property and equipment—net	92,068	79,935
Goodwill	277,212	232,786
Intangible assets —net	101,688	92,408
Deferred financing costs—net	9,085	10,080
Total assets	$579,384	$507,796

LIABILITIES AND SHAREHOLDER’S EQUITY:
Current liabilities:
Accounts payable—primarily trade	$22,123	$25,680
Current portion of capital lease	1,394	647
Current portion of long-term debt obligations	—	9,508
Accrued interest	7,876	13,887
Accrued warranty costs	3,190	1,854
Accrued expenses	14,595	7,391
Total current liabilities	49,178	58,967
Deferred income taxes	47,193	43,715
Capital lease obligation—less current portion	5,771	3,010
Long-term debt—less current portion	278,114	245,132
Other liabilities	676	—
Commitments and contingencies
Shareholder’s equity:
Common shares, $0.01 par value: 1,000 shares authorized; 10 issued and outstanding at September 30, 2007 and December 31, 2006	—	—
Additional paid-in capital	199,961	165,066
Accumulated deficit	(1,509)	(8,094)
Total shareholder’s equity	198,452	156,972
Total liabilities and shareholder’s equity	$579,384	$507,796

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CPG International Inc. and Subsidiaries

Consolidated Statements of Operations

Three Months Ended September 30, 2007 and 2006

(unaudited)

(dollars in thousands)

	Three Months	Three Months
	Ended	Ended
	September 30,	September 30,
	2007	2006
Net sales	$82,552	$65,754
Cost of sales	(59,032)	(48,667)
Gross margin	23,520	17,087
Selling, general and administrative expenses	(13,259)	(10,687)
Operating income	10,261	6,400

Other income (expenses):
Interest expense	(8,622)	(8,175)
Interest income	158	46
Miscellaneous – net	220	(172)
Total other expenses-net	(8,244)	(8,301)

Income (loss) before income tax (expense) benefit	2,017	(1,901)
Income tax (expense) benefit	(1,675)	1,145
Net income (loss)	$342	$(756)

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CPG International Inc.

and Subsidiaries

Consolidated Statements of Operations

Nine Months Ended September 30, 2007 and 2006

(unaudited)

(dollars in thousands)

	Nine Months	Nine Months
	Ended	Ended
	September 30,	September 30,
	2007	2006
Net sales	$254,053	$210,514
Cost of sales	(181,294)	(155,953)
Gross margin	72,759	54,561
Selling, general and administrative expenses	(35,910)	(29,437)
Gain on sale of property	443	–
Operating income	37,292	25,124

Other income (expenses):
Interest expense	(25,844)	(21,358)
Interest income	459	119
Miscellaneous – net	181	(396)
Total other expenses-net	(25,204)	(21,635)

Income before income taxes	12,088	3,489
Income tax expense	(5,503)	(887)
Net income	$6,585	$2,602

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CPG International Inc. and Subsidiaries

Calculation of Earnings before Interest, Taxes, Depreciation and Amortization

Three Months Ended September 30, 2007 and 2006

(unaudited)

(dollars in thousands)

	Three Months	Three Months
	Ended	Ended
	September 30,	September 30,
	2007	2006
Net income (loss)	$342	$(756)
Interest expense, net	8,464	8,129
Income tax expense (benefit)	1,675	(1,145)
Depreciation and amortization	4,736	3,617
EBITDA	$15,217	$9,845

Reconciliation to Adjusted EBITDA:
EBITDA	$15,217	$9,845
Non-recurring items:
Retiring executive costs	–	138
Severance costs	744	–
Relocation and hiring costs	–	41
Management fee and expenses	580	375
Non-recurring /acquisition costs	–	195
Adjusted EBITDA	$16,541	$10,594

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CPG International Inc. and Subsidiaries

Calculation of Earnings before Interest, Taxes, Depreciation and Amortization

Nine Months Ended September 30, 2007 and 2006

(unaudited)

(dollars in thousands)

	Nine Months	Nine Months
	Ended	Ended
	September 30,	September 30,
	2007	2006
Net income	$6,585	$2,602
Interest expense, net	25,385	21,239
Income tax expense	5,503	887
Depreciation and amortization	12,866	9,991
EBITDA	$50,339	$34,719

Reconciliation to Adjusted EBITDA:
EBITDA	$50,339	$34,719
Non-recurring items:
Retiring executive costs	–	247
Severance costs	805	–
Relocation and hiring costs	–	81
Settlement charges	500	–
Management fee and expenses	1,330	589
Gain on sale of property	(443)	–
Non-recurring /acquisition costs	73	423
Adjusted EBITDA	$52,604	$36,059

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